UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In connection with the appointment of Rob Shaw as the Company’s Vice President, Controller and Principal Accounting Officer, the Executive Compensation Committee of the Board of Directors approved compensation increases for Mr. Shaw in connection with his promotion. Effective December 1, 2011, Mr. Shaw’s base salary is $350,000, his 2012 annual cash bonus opportunity percentage is 50% of his base salary, and his 2012 Long-Term Incentive Plan value is 167% of his base salary. In addition, Mr. Shaw was granted a one-time relocation allowance of $175,000 and a one-time retention award of 9,680 deferred units under the Company’s Long-Term Incentive Plan, which will vest pro-rata on December 1, 2012, December 1, 2013 and December 1, 2014, subject to certain conditions.

(e) On January 23, 2012, Mr. Rosa entered into an agreement (the “Separation Agreement”) with the Company pursuant to which Mr. Rosa resigned as an officer of the Company effective January 9, 2012.  Mr. Rosa will continue to serve the Company in an advisory capacity until April 30, 2012, the end of his notice period.  Mr. Rosa’s salary and other benefits will continue throughout this period. , Mr. Rosa will receive a lump sum severance payment of CHF 605,000.00 and a lump sum cash bonus equal to a prorated portion of his target award under the Company’s 2012 Performance Award and Cash Bonus Plan for the number of days he is employed in 2012, and reimbursement for reasonable and documented repatriation costs for Mr. Rosa and his qualified dependents. In addition, Mr. Rosa will be treated for purposes of his restricted units, non-qualified stock options and deferred unit awards under the Company’s Long-Term Incentive Plan as if he was terminated “for the convenience of the Company.” Accordingly, his restricted stock units will vest on April 30, 2012 and his contingent deferred unit awards will be adjusted pro-rata as if his employment had continued until April 30, 2012. In addition, all of his outstanding unvested stock options will continue to vest as per the original schedule and all of his outstanding stock options will remain exercisable until they expire pursuant to the terms of the applicable award agreement, The Separation Agreement contains non-solicitation and non-disparagement provisions and a waiver and release.

The foregoing description of the Separation Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Agreement with Ricardo H. Rosa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: January 23, 2012	By:	/s/ Heather G. Callender
Heather G. Callender
Associate General Counsel

Index to Exhibits

Exhibit
Number	Description

10.1	Agreement with Ricardo H. Rosa